Exhibit 99.01

GOLFSMITH INTERNATIONAL INC, ANNOUNCES THE PROMOTION OF SUE E. GOVE TO PRESIDENT, CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER

AUSTIN, TEXAS—(BUSINESS WIRE)—February 17, 2012—Golfsmith International Holdings, Inc. (NASDAQ:GOLF) today announces that Sue E. Gove has been appointed President of the Company, in addition to maintaining her role as Chief Operating Officer and Chief Financial Officer.

Since joining the Company in September 2008 as Chief Operating Officer, Ms. Gove has been instrumental in improving the Company’s operations in the areas of store productivity, supply chain management, distribution, finance, and information technology. She was appointed Chief Financial Officer in March 2009. She will continue to report directly to Martin Hanaka, the Company’s Chief Executive Officer.

Martin Hanaka, Chief Executive Officer of Golfsmith, stated, “Sue has been invaluable in strengthening our foundation for growth since joining Golfsmith and we are very pleased to appoint her as President. She has been an integral part of developing operational excellence, a strong selling culture and enhancing the direct business among other contributions. I am extremely confident that Sue will have an even greater impact in her role as we enter the next stage of growth.”

Prior to joining Golfsmith, Ms. Gove had been an independent consultant since April 2006, serving clients in specialty retail and private equity. Previously, she was Executive Vice President and Chief Operating Officer of Zale Corporation from 2002 to March 2006, and a director of Zale Corporation from 2004 to 2006. In addition, Ms. Gove has been a member of the Board of Directors of Autozone, Inc. since 2005, and serves on its audit committee and is Chairman of its nominating and governance committee.

About Golfsmith International Holdings, Inc.

Golfsmith International Holdings, Inc. (NASDAQ: GOLF), has been in business for over 40 years and is a specialty retailer of golf and tennis equipment, apparel and accessories. The company operates as an integrated multi-channel retailer, offering its customers the convenience of shopping in more than 70 stores across the United States, through its Internet site and from its assortment of catalogs. Golfsmith offers an extensive product selection that features premier branded merchandise, as well as its proprietary products, clubmaking components and pre-owned clubs.

Cautionary Language

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the company’s beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions. Forward-looking statements are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based in part on currently available information and in part on management’s estimates and projections of future events and conditions. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for the products, the introduction of new product offerings, store opening costs, the ability to lease new sites on a timely basis, expected pricing levels, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond the company’s ability to control or predict. The company believes its forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.

Investor Relations inquiries:

ICR, Inc.

Joseph Teklits/Jean Fontana

203-682-8200

www.icrinc.com